United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(85,999)
Unrealized Gain (Loss) on Market Value of Futures	55,322
Dividend Income	73
Interest Income	33
ETF Transaction Fees	350
Total Income (Loss)	$(30,221)

Expenses
Professional Fees	$10,726
General Partner Management Fees	2,460
SEC & FINRA Registration Expense	620
Brokerage Commissions	258
Non-interested Directors' Fees and Expenses	63
NYMEX License Fee	62
Prepaid Insurance Expense	52
Total Expenses	14,241
Expense Waiver	(9,520)
Net Expenses	$4,721
Net Income (Loss)	$(34,942)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/14	$4,978,991
Withdrawals (50,000 Shares)	(1,667,677)
Net Income (Loss)	(34,942)

Net Asset Value End of Month	$3,276,372
Net Asset Value Per Share (100,000 Shares)	$32.76

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612